                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting Persons:     * Coliseum Capital Management, LLC, a
                                       Delaware limited liability company ("CCM");

                                     * Coliseum Capital, LLC, a Delaware limited
                                       liability company ("CC");

                                     * Coliseum Capital Partners, L.P., a Delaware
                                       limited partnership ("CCP");

                                     * Coliseum Capital Partners II, L.P., a
                                       Delaware limited partnership
                                       ("CCP2" and,together with CCP, the "Funds");

                                     * Blackwell Partners, LLC, a Georgia limited
                                       liability company ("Blackwell");

                                     * Adam Gray; and

                                     * Christopher Shackelton, a member of the
                                       board of directors of The Providence Service
                                       Corporation (the "Issuer").

Address for each of the Reporting
Persons, except Blackwell:             Metro Center, 1 Station Place, 7th Floor
                                       South, Stamford, CT 06902

Address for Blackwell:                 c/o DUMAC, LLC, 406 Blackwell Street,
                                       Suite 300, Durham, NC 27701
Date of Earliest Transaction
Required to be Reported:               January 21, 2013

Designated Filer for each of the
Reporting Persons:                     Coliseum Capital Management, LLC

Issuer & Ticker Symbol for each
of the Reporting Persons:              The Providence Service Corporation; PRSC

Title of Security for each of
the Reporting Persons:                 Common Stock $0.001 par value
                                       (the "Stock")

Securities Acquired:                   The Reporting Persons acquired the Stock
                                       as follows:

Transaction Date    Amount of Securities           Price    Amount of Securities
                         Aquired                             Beneficially Owned
                                                             Following Reported
                                                               Transactions
--------------------------------------------------------------------------------
  1/21/2013              12,500(1)                    $0          2,334,850(2)

1 These represent restricted stock units received by CCP pursuant to an agreement under which Christopher Shackelton assigned to CCP the right to receive all compensation (including equity compensation) that Mr. Shackelton would otherwise receive as a director of the Issuer. CC serves as the general partner for CCP, and CCM serves as investment advisor to each of the Funds and
Blackwell.

2 These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam
Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees from
Blackwell and CC's right to receive performance-related fees from the Funds. Each of Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer.

Following the transaction reported herein, Blackwell directly beneficially owned
723,225 shares of Stock, CCP directly beneficially owned 1,468,841 shares of
Stock and CCP II directly beneficially owned 142,784 shares of Stock.

Christopher Shackelton          /s/ Christopher Shackelton             August 2, 2013
                                -----------------------------------    --------------
                              **Signature of Reporting Person              Date

Coliseum Capital, LLC           /s/ Christopher Shackelton, Manager    August 2, 2013
                                -----------------------------------    --------------
                              **Signature of Reporting Person              Date

Coliseum Capital Partners, L.P.
By: Coliseum Capital, LLC,
General Partner                 /s/ Christopher Shackelton, Manager    August 2, 2013
                                -----------------------------------    --------------
                              **Signature of Reporting Person              Date

Coliseum Capital Partners II, L.P.
By: Coliseum Capital, LLC,
General Partner                 /s/ Christopher Shackelton, Manager    August 2, 2013
                                -----------------------------------    --------------
                              **Signature of Reporting Person              Date

Blackwell Partners, LLC
By: Coliseum Capital Management,
LLC, Attorney-in-fact           /s/ Christopher Shackelton, Manager    August 2, 2013
                                -----------------------------------    --------------
                              **Signature of Reporting Person              Date

Adam Gray                      /s/ Adam Gray                           August 2, 2013
                               ------------------------------------    --------------
                              **Signature of Reporting Person              Date

**Intentional misstatements or omissions of facts constitute Federal Criminal
Violations.See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).